                                                                    EXHIBIT 10.6

                                 ADDENDUM NR. 35

TO THE CHARTER PARTY DATED AUGUST 20TH, 1990 BETWEEN CALIFORNIA STEEL INDUSTRIES OF CALIFORNIA, USA, AS CHARTERERS AND SEAMAR SHIPPING CORPORATION, AS OWNERS.
--------------------------------------------------------------------------------

It is this day mutually agreed between Charterers and Owners the following modifications on Addenda nr. 32 and nr. 33:

The cargo shall be loaded at the rate of 9,000 MT per day of 24 consecutive hours, weather permitting, Sunday and Holidays included.

The basic freight rate shall then be US$ 16,59 (sixteen dollars and fifty five cents US$ currency) per metric ton, free in and out stowed, lashed, secured, trimmed and dunnaged, basis 1/1, applied on Bill of Lading quantity, for shipments of 55.000 MT 5 pct M.O.L. in Charterers' option.

These modifications shall apply to the shipments performed from November onwards, under the 1998 contractual year. All other terms and conditions of Addenda nr. 32 and nr. 33 and the relevant Charter Party shall remain in full force and effect.

                                         Rio de Janeiro, October 13th, 1998

Charterers                                 Owners


/s/ Toshiro Sagai                          /s/ Nelson Luiz Carlini
-----------------------------------        -------------------------------------
California Steel Industries, Inc.          Seamar Shipping Corporation

                                           NELSON LUIZ CARLINI
                                           President


                                           /s/ Ronaldo Pereira Lyrio
                                           -------------------------------------
                                           Seamar Shipping Corporation

                                           RONALDO PEREIRA LYRIO
                                           Commercial and Operations
                                           Vice President

                                ADDENDUM NR. 34



TO THE CHARTER PARTY DATED AUGUST 20TH, 1990 BETWEEN CALIFORNIA STEEL INDUSTRIES OF CALIFORNIA, USA, AS CHARTERERS AND SEAMAR SHIPPING CORPORATION, AS OWNERS.
--------------------------------------------------------------------------------

It is this day mutually agreed between Charterers and Owners the following additional conditions for two shipments to be performed on July, 1998.


1 - Quantity

first shipment:        35,000 MT 5 pct M.O.L. in Charterers' option,
second shipment:       31,600 MT 5 pct M.O.L. in Charterers' option.


2 - Laydays

first shipment:        July 01st - 11th, 1998,
second shipment:       July 15th - 26th, 1998

3 - Freight Rate

US$ 16.74 (sixteen dollars and seventy four cents US$ currency) per metric ton, free in and out stowed, lashed, secured, trimmed and dunnaged, basis 1/1, applied on Bill of Lading quantity.

No bunker surcharge to apply.


All other terms and conditions of the relevant Charter Party and Addendum Nr. 32 (thirty-two) shall remain in full force and effect.



                                                Rio de Janeiro, July 21st, 1998


Charterers                                      Owners


/s/ Toshiro Sagai                          /s/ Nelson Luiz Carlina              /s/ Ronaldo Pereia Lyrio
---------------------------------        ------------------------------------------------------------------------
California Steel Industries, Inc.                             Seamar Shipping Corporation
                                             President Director          Commercial and Operations Vice President

SC 148


                                ADDENDUM NR. 33


TO THE CHARTER PARTY DATED AUGUST 20TH, 1990 BETWEEN CALIFORNIA STEEL INDUSTRIES OF CALIFORNIA, USA, AS CHARTERERS AND SEAMEAR SHOPPING CORPORATION, AS OWNERS.
--------------------------------------------------------------------------------

It is this day mutually agreed between Charterers and Owners the following correction on Addendum nr. 32:


The basic freight rate shall be US$ 16,74 (sixteen dollars and seventy four cents US$ currency) per metric ton, free in and out stowed, lashed, secured, trimmed and dunnaged, basis 1/1, applied on Bill of Lading quantity, for shipments of 55,000 MT 5 pct M.O.L. in Charterers' option.


This is retroactive to all the shipments already performed on the 1998 contractual year. All other terms and conditions of Addendum nr. 32 and the relevant Charter Party shall remain in full force and effect.




                                                Rio de Janeiro, July 21st, 1998



Charterers                                      Owners

/s/ Vicente Wright                                /s/ Nelson Luiz Carlini          /s/ Ronaldo Pereira Lyrio
---------------------------------             ------------------------------------------------------------------------------
California Steel Industries, Inc.                                       Seamar Shipping Corporation
                                                      NELSON LUIZ CARLINI           RONALD PEREIRA LYRIO
                                                      President Director            Commercial and Operations Vice President

                                ADDENDUM NR. 32


TO THE CHARTER PARTY DATED AUGUST 20TH, 1990 BETWEEN CALIFORNIA STEEL INDUSTRIES OF CALIFORNIA, USA, AS CHARTERERS AND SEAMAR SHIPPING CORPORATION, AS OWNERS.
--------------------------------------------------------------------------------

It is this day mutually agreed between Charterers and Owners the following conditions for 1998 contractual year (January 1st to December 31st, 1998):


1 - Loading Port

1 (one) safe port, 1 safe berth Praia Mole, Vitoria, ES, Brazil.


2 - Discharging Port

1 (one) safe port, 1 (one) safe berth Rio doce Pasha Terminal, Los Angeles, CA, USA, where Charterers guarantee a minimum available draft of 40 FT SW at berth and approaches thereto.


3 - Loading Terms

The cargo shall be loaded at the rate of 8,000 MT per day of 24 consecutive hours, weather permitting, Sunday and Holidays included.

Notice of Readiness shall be tendered in writing, telex or cable, by the Master of the performing vessel to the Charterers/Agents after the vessel's arrival at or off the loading port, whether in berth or not, and accepted immediately any time day/night, Sundays and Holidays included.

Laytime shall commence 3 (three) hours after NOR is tendered, unless sooner commenced, in which case such time actually used to count as laytime.


4 - Discharging Terms

The cargo shall be discharged at the rate of 14,000 MT per day of 24 consecutive hours, weather permitting, Sunday and Holidays included.

Notice of Readiness shall be tendered in writing, telex, or cable, by the Master of the performing vessel to the Charterers/Agents after the vessel's arrival at or off the discharging port, whether in berth or not, and accepted immediately any time day/night, Sundays and Holidays included.

Laytime shall commence 12 (twelve) hours after NOR is tendered, unless sooner commenced in which case such time actually used to count as laytime.

5 - Freight Rate Bunker Escalation / Cargo Size

Basic freight rate shall be US$ 17,00 (seventeen dollars US$ currency) per metric ton, free in and out stowed, lashed, secured, trimmed and dunnaged, basis 1/1, applied on Bill of Lading quantity, for shipments of 55.000 MT 5 pct M.O.L. in Charterers' option.


   Freight formula:
     Fr = P + 3.14 * F/Fo + 10.81 * C/Co - (1/12000 - 1/14000) * (C+500), where:
          Fr is the basic freight rate in U$ dollars per metric ton
          P  is a fixed value, US $3.08/mt (due to port charges)
          F  is US$ 91.00/mt
          Fo is US$ 82.25/mt
          C is the time charter rate for 1 (one) year period for a Panamax vessel of about 75.000 DWT, established by mutual agreement as US$ 10,500 / day for the 1998 contractual year.
          Co is US$ 11,000.00 / day.

The basic freight rate above shall be adjusted according to the following Bunker Adjustment Formula:

   BA = 0.032 (P - Po), where:
        BA is the adjustment in the freight rate due to bunker variation, P is the average price of intermediate fuel oil (180 CST), in US$/mt, as per Bunker Fuel Report at Rotterdam in force on the date of the Bill of Lading,
        Po is US$ 91.00/mt



6 - Demurrage / Despatch (at both ends)

Demurrage rate at both ends shall be U$D 11,000.00 per day or pro-rata. Despatch rate shall be half of demurrage rate.


7 - Vessels Nomination Procedure

Charterers to advise Owners of vessel's intended laydays latest 30 (thirty) days prior to the first day of the laydays.
Laydays to be mutually agreed upon between Charterers and Owners with 11 (eleven) days spread.
Owners to nominate vessel latest 15 (fifteen) days prior to the first day of laydays.


All other terms and conditions of the relevant Charter Party shall remain in full force and effect.



                                             Rio de Janeiro, December 12th, 1997


Charterers                                                      Owners


/s/ Miguel Jourdan                              /s/ Ronaldo Pereira Lyrio                         Carlos Alberto Cafuha
----------------------------------        -------------------------------------------------------------------------------------
California Steel Industries, Inc.                                       Seamar Shipping Corporation
                                          Commercial and Operations Vice President      Financial Vice President and Secretary

Rio de Janeiro, August 27th, 1990

                                                                        Item 4.1

Our re: DCO/CSI-012/90

To
California Steel Industries - CSI
14000 San Bernardino Avenue
Fontana, California
-------------------

Att.: Mr. Carlos Peiter
-----------------------

Re: C/P between SEAMAR and CSI dated August 20th, 1990
------------------------------------------------------


Dear Sir

We have pleasure in enclosing two originals of above contract, which please return one original to us as soon as possible countersigned.


Sincerely Yours


/s/ Nadim Abdala Sareyed-Dim
NADIM ABDALA SAREYED-DIM
Commercial Vice President

Adopted by
The Documentary Committee of the General
Council of British Shipping, London
and the Documentary Committee of The Japan
Shipping Exchange, Inc., Tokyo

Copyright, published by The Baltic
and International Maritime
Conference (BIMCO), Copenhagen

--------------------------------------------------------------------------------



1. Shipbroker                            RECOMMENDED
                                         THE BALTIC AND INTERNATIONAL MARITIME
                                         CONFERENCE UNIFORM GENERAL CHARTER (AS
                                         REVISED 1822 and 1878) INCLUDING
                                         "F.I.O." ALTERNATIVE, ETC.
                                         (To be used for trades for which no
                                         approved form is in force)
                                         CODE NAME:  "GENCON"
--------------------------------------------------------------------------------
         x x x x x x x x x x             2. Place and date
                                            Rio de Janeiro August, 20th, 1990
--------------------------------------------------------------------------------
3. Owners/Place of business (Cl. 1)      4. Charterers/Place of business (Cl.1)

SEAMAR SHIPPING CORPORATION of Monrovia, CALIFORNIA STEEL INDUSTRIES of
   Liberia                               California, U.S.A.

--------------------------------------------------------------------------------
5. Vessel's name (Cl. 1)                 6. GRT/NRT (Cl. 1)

   To be nominated (See Clause 18)                   -x-x-x-x-x-x-

--------------------------------------------------------------------------------
7. Deadweight cargo carrying capacity    8. Present position (C1. 1)
   in tons (abt.) (Cl. 1)
   -x-x-x-x-x-x-x-                                   -x-x-x-x-x-x-
--------------------------------------------------------------------------------

9. Expected ready to load (abt.)
   (Cl. 1)
   (See Clause 19)
--------------------------------------------------------------------------------
10. Loading port or place (Cl. 1)        11. Discharging port or place (C1. 1)

                                         1/2 safe berth(s) at Los Angeles or
   One (1) or two (2) safe berth(s) at   Long Beach, USA, where Charterers
   Praia Mole, Vitoria, ES, Brasil.      guarantee a minimum available draft of
                                         38' SW a berth and approaches thereto.

--------------------------------------------------------------------------------
12. Cargo (also state quantity and margin in Owners' option, if agreed: if full and complete cargo not agreed state "part cargo") (Cl. 1)

    See Clause 20.

--------------------------------------------------------------------------------
13. Freight rate (also state if payable  14. Freight payment (state currency
    on delivered or intaken quantity)        and method of payment; also
    (Cl. 1)                                  beneficiary and bank account)
    See Clause 21.                           (Cl. 1)
                                             See Clause 22.

--------------------------------------------------------------------------------
15. Loading and discharging costs (state  16. Laytime (if separate laytime for
    alternative (a) or (b) of Cl. 5; also     load. and disch. is agreed, fill
    indicate if vessel is gearless)           in a) and if total laytime for
                                              load. and disch. fill in c) only
                                              (Cl. 1)
    See Clause 21 (b).                       ___________________________________
                                             a) Laytime for loading 5.000 MT/day
                                                of 24 consecutive hours.
                                             ___________________________________
                                             b) Laytime for discharging
_____________________________________
17. Shippers (state name and address)           See Clause 24.
    (Cl. 6)                                  ___________________________________
                                             c) Total laytime for loading and
   COMPANHIA SIDERURGICA DE TUBARAO of          discharging
   Serra, ES, Brazil, CST
                                                -x-x-x-x-x-x-x-x-

--------------------------------------------------------------------------------
18. Demurrage rate (loading and           19. Cancelling date (Cl. 10)
    discharging) (Cl. 7)

                                              (As per Clause 19).
    See Clause 25.

--------------------------------------------------------------------------------
20. Brokerage commission and to whom payable (C1. 14)

   -x-x-x-x-x-x-x-x-

--------------------------------------------------------------------------------
21.  Additional clauses covering special provisions, if agreed.

   Additional Clause 18 through 32 an attached, are deemed and to be fully incorporated into this Charter Party.
--------------------------------------------------------------------------------

It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include Part I as well as Part
II. In the event of a conflict of conditions, the provisions of Part I shall prevail over those Part II to the extent of such conflict.

Signature (Owners)                       Signature (Charterers)


/s/ Nadim Abdala Sarayed - Dim/          /s/ Paulo Burnier
    Antonio Marques Fernondes
SEAMAR SHIPPING CORPORATION, Liberia     CALIFORNIA STEEL INDUSTRIES, U.S.A.

1. It is agreed between the party mentioned in Box 3 as Owners of the steamer or motor-vessel named in Box 5, of the gross/nett Register tons indicated in Box 6 and carrying about the number of tons of deadweight cargo stated in box 7, now in position as stated in Box 8 and expected ready to load under this Charter about the date indicated in Box 9, and the party mentioned as Charterers in Box 4 that:

      The said vessel shall proceed to the loading port or place stated in Box 10 or so near thereto as she may safely get and lie always afloat, and there load a cargo as stated in Box 12 (Charterers to provide all mats and/or wood for dunnage and any separations required, the Owners allowing the use of any dunnage wood on board if required) which the Charterers bind themselves to ship, and being so loaded the vessel shall proceed to the discharging port or place stated in Box 11 or so near thereto as she may safely get and lie always afloat and there deliver the cargo on being paid freight on delivered or intaken quantity as indicated in Box 13 at the rate stated in Box 13.

2. Owners' Responsiblilty Clause

      Owners are to be responsible for loss of or damage to the goods or for delay in delivery of the goods only in case the loss, damage or delay has been caused by the improper or negligent stowage of the goods (unless stowage performed by shippers/Charterers or their stevedores or servants) or by personal want of due diligence on the part of the Owners or their Manager to make the vessel in all respects seaworthy and to secure that she is properly manned, equipped and supplied or by the personal act or default of the Owners or their Manager.

      And the Owners are responsible for no loss or damage or delay arising from any other cause whatsoever, even from the neglect or default of the Captain or crew or some other person employed by the Owners on board or ashore for whose acts they would, but for this clause, be responsible, or from unseaworthiness of the vessel on loading or commencement of the voyage or at any time whatsoever. Damage caused by contact with or leakage, smell or evaporation from other goods or by the inflammable or explosive nature or insufficient package of other goods not to be considered as caused by improper or negligent stowage, even if in fact so caused.

3. Deviation Clause

      The vessel has liberty to call at any port or ports in any order, for any purpose, to sail without pilots, to tow and/or assist vessels in all situations, and also to deviate for the purpose of saving life and/or property.

4. Payment of Freight

      The freight to be paid in the manner prescribed in Clause 22.

5. Loading/Discharging Costs (See Clause 21 (b))

6. Laytime  (See also Clause 24)

      (a) laytime for landing

          The cargo shall be loaded as indicated in Box 16, weather permitting, Sundays and holidays included.

      (c) Commencement of laytime (loading). Notice of loading port to be given to the Shippers named in Box 17. Time actually used before commencement of laytime shall count. Time lost in waiting for berth to count as loading time.

7.  Demurrage (See Clause 25)

8.  Lien Clause

      Owners shall have a lien on the cargo for freight, dead-weight, demurrage and damages for detention, Charterers shall remain responsible for dead-weight and demurrage (including damages for detention, incurred at port of loading. Charterers shall also remain responsible for freight and demurrage (including damages for detention) incurred at port of discharge, but only to such extent as the Owners have been unable to obtain payment thereof by exercising the lien on the cargo.

9.  Bills of Lading (See Clause 29)

10. Canceling Clause

      Should the vessel not be ready to load (whether in berth or not) on or before the date indicated in Box 19, Charterers have the option of canceling this voyage, such option to be declared, if demanded, at least 48 hours before vessel's expected arrival at port of loading. Should the vessel be delayed on account of average or otherwise, Charterers to be informed as soon as possible, and if the vessel is delayed for more than 10 days after the day she is stated to be expected ready to load, Charterers have the option of canceling this voyage unless a canceling date has been agreed upon.

11. General Average

      General average to be settled in New York according to York-Antwerp Rules, 1974. Proprietor of cargo to pay the cargo's share in the general expenses even if same have been necessitated through neglect or default of the Owners' servants (see clause 2).

12. Indemnity

      Indemnity for non-performance of this Charterparty, proved damages, not exceeding estimated amount of freight.

13. Agency

      In every case the Owners shall appoint his own Broker or Agent both at the port of loading and the port of discharge.

14. Brokerage

15. GENERAL STRIKE CLAUSE

      Neither Charterers nor Owners shall be responsible for the consequence of any strikes or lock-outs preventing or delaying the fulfillment of any obligations under this contract.

      If there is a strike or lock-out affecting the loading of the cargo, or any part of it, when vessel is ready to proceed from her last port or at any time during the voyage to the port or ports of loading or after her arrival there. Captain or Owners may ask Charterers to declare, that they agree to reckon the laydays as if there were no strike or lock-out. Unless Charterers have given such declaration in writing (by telegram, if necessary) within 24 hours, Owners shall have the option of canceling this contract. If part cargo has already been loaded, Owners must proceed with same, (freight payable on loaded quantity only) having liberty to complete with other cargo on the way for their own account.

      If there is a strike or lock-out affecting the discharge of the cargo on or after vessel's arrival at or off port of discharge and same has not been settled within 40 hours, Receivers shall have the option of keeping vessel waiting until such strike or lockout is at an end against paying half demurrage after expiration of the time provided for discharging, or of ordering the vessel to a safe port where she can safely discharge without risk of being detained by strike or lock-out. Such orders to be given within 48 hours after Captain or Owners have given notice to Charterers of the strike or lock-out affecting the discharge. On delivery of the cargo at such port, all conditions of this Charterparty and of the Bill of Lading shall apply and vessel shall receive the same freight as if she had discharged at the original port of destination, except that if the distance of the substituted port exceeds 100 nautical miles, the freight on the cargo delivered at the substituted port to be increased in proportion.

16. War risks ("Voywar 1950")

      (1) In these clauses "War Risks" shall include any blockade or any action which is announced as a blockade by any Government or by any belligerent or by any organized body, sabotage, piracy, and any actual or threatened war, hostilities, warlike operations, civil war, civil commotion, or revolution.

      (2) If at any time before the Vessel commences loading, it appears that performance of the contract will subject the Vessel or her Master and crew or her cargo to war risks at any stage of the adventure, the Owners shall be entitled by letter or telegram dispatched to the Charterers, to cancel this Charter.

      (3) The Master shall not be required to load cargo or to continue loading or to proceed on or to sign Bill(s) of Lading for any adventure on which or any port at which it appears that the Vessel, her Master and crew or her cargo will be subjected to war risks. In the event of the exercise by the Master of his right under this Clause after part or full cargo has been loaded, the Master shall be at liberty either to discharge such Cargo at the loading port or to proceed therewith. In the latter case the Vessel shall have liberty to carry other cargo for Owners' benefit and accordingly to proceed to and load or discharge such other cargo at any other port or ports whatsoever, backwards or forwards, although in a contrary direction to or out of or beyond the ordinary route. In the event of the Master electing to proceed with part cargo under this Clause freight shall in any case be payable on the quantity delivered.

      (4) If at the time the Master elects to proceed with part or full cargo under Clause 3, or after the Vessel has left the loading port, or the last of the loading ports, if more than one, it appears that further performance of the contract will subject the Vessel, her Master and crew or her cargo, to war risks, the cargo shall be discharged, or if the discharge has been commenced shall be completed at any safe port in vicinity of the port of discharge as may be ordered by the Charterers. If no such orders shall be received from the Charterers within 48 hours after the Owners have dispatched a request by telegram to the Charterers for the nomination of a substitute discharging port, the Owners shall be at liberty to discharge the cargo at any safe port which they may, in their discretion, decide on and such discharge shall be deemed to be due fulfillment of the contract of affreightment. In the event of cargo being discharged at any such other port, the Owners shall be entitled to freight as if the discharge had been effected at the port or ports named in the Bill(s) of Lading or to which the Vessel may have been ordered pursuant thereto.

      (5) (a) The Vessel shall have liberty to comply with any directions or recommendations as to loading, departure, arrival, routes, ports of call, stoppages, destination, zones, waters, discharge, delivery or in any other wise whatsoever (including any direction or recommendation not to go to the port of destination or to delay proceeding thereto or to proceed to some other port) given by any Government or by any belligerent or by any organized body engaged in civil war, hostilities or warlike operations or by any person or body acting or purporting to act as or with the authority of any Government or belligerent or of any such organized body or by any committee or person having under the terms of the war risks insurance on the Vessel, the right to give any such directions or recommendations. If, by reason of or in compliance with any such direction or recommendation, anything is done or is not done, such shall not be deemed a deviation.

      (b) If, by reason of or in compliance with any such directions or recommendations, the Vessel does not proceed to the port or ports named in the Bill(s) of Lading or to which she may have been ordered pursuant thereto, the Vessel may proceed to any port as directed or recommended or to any safe port which the Owners in their discretion may decide on and there discharge the cargo. Such discharge shall be deemed to be due fulfillment at the contract of affreightment and the Owners shall be entitled to freight as if discharge had been effected at the port or ports name in the Bill(s) of Lading or to which the Vessel may have been ordered pursuant thereto.

      (6) All extra expenses (including insurance costs) involved in discharging cargo at the loading port or in reaching or discharging the cargo at any port as provided in Clauses 4 and 5 (b) hereof shall be paid by the Charterers and/or cargo owners, and the Owners shall have a lien on the cargo for all moneys due under these Clauses.

17.   General Ice Clause

      Port of Loading

      (a) In the event of the loading port being inaccessible by reason of ice when vessel is ready to proceed from her last port or at any time during the voyage or on vessel's arrival in case frost sets in after vessel's arrival, the Captain for fear of being frozen in is at liberty to leave without cargo, and this Charter shall be null and void.

      (b) If during loading the Captain, for fear of vessel being frozen in, deems it advisable to leave, he has liberty to do so with what cargo he has on board and to proceed to any other port or ports with option of completing cargo for Owners' benefit for any port or ports including port of discharge. Any part cargo thus loaded under this Charter to be forwarded to destination at vessel's expense but against payment of freight, provided that no extra expenses be thereby caused to the Receivers, freight being paid on quantity delivered (in proportion if lumpsum), all other conditions as per Charter.

      (c) In case of more than one loading port, and if one or more of the ports are closed by ice, the Captain or Owners to be at liberty either to load the part cargo at the open port and fill up elsewhere for their own account as under section (b) or to declare the Charter null and void unless Charterers agree to load full cargo at the open port.

      (d) This Ice Clause not to apply in the Spring.

      Port of discharge

      (a) Should ice (except in the Spring) prevent vessel from reaching port of discharge Receivers shall have the option of keeping vessel waiting until the re-opening of navigation and paying demurrage, or of ordering the vessel to a safe and immediately accessible port where she can safely discharge without risk of detention by ice. Such orders to be given within 48 hours after Captain or Owners have given notice to Charterers of the impossibility of reaching port of destination.

      (b) If during discharging the Captain for fear of vessel being frozen in deems it advisable to leave, he has liberty to do so with what cargo he has on board and to proceed to the nearest accessible port where she can safely discharge.

      (c) On delivery of the cargo at such port, all conditions of the Bill of Lading shall apply and vessel shall receive the same freight as if she had discharged at the original port of destination, except that if the distance of the substituted port exceeds 100 nautical miles, the freight on the cargo delivered at the substituted port to be increased in proportion.

ADDITIONAL CLAUSES TO THE CHARTER PARTY DATED AUGUST 20TH, 1990 BETWEEN SEAMAR SHIPPING CORPORATION, AS OWNERS, AND CALIFORNIA STEEL INDUSTRIES, AS CHARTERERS

18. VESSELS' DESCRIPTION

      Vessel to be nominated shall be described, all about, as follows:

      NAME OF SHIP:
      DWT:
      SUMMER DRAFT:
      TPC:
      FLAG:
      YEAR BUILT:
      TYPE:
      HOLD/HATCH:
      HATCHCOVER TYPE:
      CRANES:
      LOA:
      BEAM:
      MOULDED DEPTH:
      HATCH SIZES IN MTRS:
      HOLD BALE CUBICS IN M3:
      HOLD SIZES IN MTRS:
      FLAT FLOOR AREA EXCLUDING SLOPE:
      TANK TOP STRENGTH PER HOLD:
      PORT OF REGISTER:

      The vessel to be highest classed LRS or equivalent single deck bulk carrier in good working order at all hatches.

      Owners to have the option to combine the shipments with other harmless cargo.

      Owners option to nominate gearless or geared vessels.

      Charterer's approval to be confirmed max 2 (two) working days after vessel's nomination which shall be minimum 10 days prior to the commencement of laydays.

      When requested by Owners Charterers shall confirm within max 1 (one) working day.

19. LAYDAYS

      a) Latest September 30, Charterers shall give Owners a tentative annual schedule per quarter for the following contract year.

      b) Tentative monthly shipping schedule covering next quarter shall be given by Charterers at latest thirty (30) days prior to the commencement of each quarter, and Owners shall confirm such schedule within 1 (one) week.

      c)    VESSELS NOMINATION PROCEDURE

            1) Charterers to advise Owners of tentative shipping schedule on an annual/quarterly basis.

            2) Charterers to advise Owners immediately upon placing a shipment purchase order with CST - stating shipment date and cargo size, 45-day notice.

            3) 30 days prior to the shipment date Charterers to advise Owners of the (12 days) laydays required by CST. Production readiness stem to be confirmed - with 5 pct. m.o.l. in Charterers' option.

            4) Minimum 15 days prior to the 1st day of the laydays, Owners to nominate a vessel for the shipment indicating vessel position and ETA and 12 days laydays.

            5) Charterers to advise Owners within 2 (two) working days of vessels acceptance, except when Owners request Charterers acceptance within maximum 1 (one) working day.

      d) If a vessel arrives before or after the laydays narrowed by Owners as mentioned above, the acceptance outside the said laydays is subject to further consultation between Owners and Charterers.

20. CARGO/QUANTITY/STEMS/SIZES

      a) The total quantity of steel slabs produced by Companhia Siderurgica de Tubarao, Espirito Santo, Brazil, destined to California Steel Industries, California-USA where Charterers guarantee the minimum yearly quantity of 600.000 MT.

      b) Size of shipments shall be as per Clause 21. Owners' option to nominate different size of shipments given written notice to Charterers.

      c) If charterers fail to supply a cargo as nominated, dead freight shall be payable but the Charterers shall not be bound to supply cargo in excess of stem size. The laytime shall be calculated on that quantity.

21. PERIOD/FREIGHT RATE/BUNKER ESCALATION

      a)    Duration of the Contract

            This contract to enter into force on the date of its signature and will expire on May, 29th, 2000.

      b)    Loading and Discharging Costs

            Cargo to be loaded and discharged by Charterers on a "free in and out stowed, trimmed, lashed, secured and dunnaged basis" (FIOST) utilizing cranes supplied by Charterers.

            The parties mutually agree that all dunnage to be unloaded have no commercial value and all expenses to dispose or remove off the quay, pier or terminal shall be for Charterers' account.

      c)    Freight Rates/Bunker Escalation

            The freight rates for shipment of 45.000 MT 5 pct m.o.l. in Charterers' option, in United States Dollars, per metric ton, free in and out stowed, lashed, secured, trimmed, dunnaged basis 1/1 on Bill of Lading quantity, shall be:

            c.1)  For shipments from August 20th, 1990 up to December 31st 1990:
                  The basic freight rate shall be US$ 24.12/metric ton.

            c.2)  For shipments from January 01st, 1991 up to December 31st
                  1992:

                  For each contract year 1991 and 1992 the basic freight rate referred in item c.1 above shall be subject to the following Time Charter adjustment:

                  TCA = 0.0012 (T/C - US$ 13,200) where:
                  TCA = Time Charter adjustment
                  T/C = Time Charter hire, in US$ per day for an average
                        "Panamax" bulk carrier of 60.000 DWT, for 1 year period to be established by mutual agreement, in December of the preceding year.


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

                  In case Charterers and Owners fail to reach a mutual acceptable agreement on the prevailing time charter rates, each party shall nominate an independent first class shipbroker, which jointly will appoint a third independent first class shipbroker. These three (3) shipbrokers shall jointly evaluate the prevailing time-charter market and their decision shall be final and binding upon the parties.

            c.3) The basic freight rates defined as per item c.1 and c.2 shall be adjusted according to the following Bunker Adjustment
                  Formula:

                  BA = 0.032 (Pa - US$ 100.00/MT), where:

                         BA = Bunker Adjustment

                         PA = Price of intermediate fuel oil (180 CST) as per
                              Bunker Fuel Report for the average price at Los Angeles Port of the week of the date of the Bill of Lading;

            c.4) For shipments from January 01st 1993 onwards, freight rates and escalation clauses shall be mutually agreed upon between the parties.

22. FREIGHT PAYMENT

      Freight to be paid 100% (one hundred percent) by Charterers in United States Dollars to Owners within 5 (five) working days after Bill of Lading signature at:

        BANCO DO BRASIL S/A - New York Branch, NY to credit SEAMAR SHIPPING CORPORATION, account number 2203741.

      Freight to be discountless and non-returnable vessel and/or cargo lost or not lost.

23. NOTICE OF VESSEL'S ETA

      a) Owners/vessel to give Charterers 15(fifteen) days approximate Notice of vessel's ETA at loading port. Thereafter Owners/Master shall give Shippers/Charterers Agents 7(seven), 5(five), 3(three) days and 24 hours prior Notice of vessel's ETA at loading port.

      b) Vessel/Owners to give 15(fifteen) and 7(seven) days Notice ETA to Agents/Receivers at discharging port. Furthermore, vessel to give 5(five) and 3(three) days as well as 24 hours Notice of ETA to Agents/Receivers.


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

24. LAYTIME

      At Loading Port

      a) Notice of Readiness shall be tendered by Master or his Agents to Shippers or their Agents after vessel's arrival at or off the loading port, whether in berth or not, and accepted immediately any time day/night, Sundays and Holidays included.

      b) Laytime shall commence 3 (three) hours after N.O.R. is tendered, unless sooner commenced in which case such time actually used to count as laytime.

      c) At least 5 (five) days prior to arrival at loading port Owners shall provide to Charterers or their nominees the loadplan, workable hatches and loading sequence by hatch.

      d) On arrival at the loadport, the preliminary stowage plan to be jointly presented by the master/owner and cargo superintendent to shippers.

      e) Ships holds to be properly swept, cleaned and dried at vessel's expense to the satisfaction of Charterers/Shippers Agents before Notice of Readiness be tendered unless cleaning does not interfere with loading programme.

      f) Charterers to have privilege of using a second berth at loading port, as per clause 10.

      At Discharge Port

      a)    Notice of Readiness

      NOR shall be tendered in writing, telex or cable by the Master of the performing vessel to Charterers/Agents. Notice shall be to the effect that the performing vessel is ready in all respects to commence discharge and that such vessel is an "arrived" ship, as defined by the custom of the discharge port. The time or arrival and position shall clearly be stated.

      NOR to Charterers/Agents shall be deemed to be accepted once given.

      b)    Laytime

      Upon tendering to and acceptance by Charterers/Agents of NOR, laytime shall commence 12 hours thereafter unless sooner commenced in which case actual time used to count.

      Laytime shall terminate upon completion of discharge of the cargo from the performing vessel at the discharge port.

      c) In the event that SEAMAR carries other cargo than the steel slabs destined for California Steel Industries and should the other cargo affect in any way the loading or discharge program of steel slabs, the provisions for laytime at the discharge port are subject to mutual agreement.

      d)    Discharge Terms

            10,000 metric tons of cargo per weather working day, Sundays included. Federal and California state holidays excluded as defined in the COLLECTIVE BARGAINING AGREEMENT.

      At Both Ends

      a) At port of loading/discharging if provided, vessel to give free use of derricks, cranes, power, winches, gear and tackle in good working condition at all time free of expense to Shippers/Receivers and electric lights as required in holds or on deck. Shore winchmen if used for Shippers/Receivers account.

      b) The stevedores at loading and discharging ports, although appointed by Charterers, Shippers, Receivers or their Agents, are to be under the direct control of the Master and stowage/securing done to his satisfaction, and with coordination of the cargo superintendent following the method and practice outlined in the booklet entitled "A Working Standard for the Stowage and Receiving of Export Steel Cargoes".

      c) The Master to sign Statement of Facts concerning the time used in loading and discharging submitted to him by vessel's Agents and making his reservation if he considers such Statement incorrect.

      d) Time eventually lost due to weather conditions preventing vessel from entering port and/or berth shall be discounted from laytime.

      e) Opening and closing of hatches at loading/discharging port to be carried out by Crew in Owners' account and count as laytime.

25. DEMURRAGE/DESPATCH (At Both Ends)

      Charterers to pay demurrage at the rate stated below per day or pro-rata for any part of a day for all time used in excess of allowed laytime. Owners to pay despatch money at the rate of half demurrage per day or pro-rata for any part of a day for all time saved in loading/discharging.
      Demurrage to be settled immediately upon agreement of Statement of Facts.

      -     For shipments from August 20th 1990 up to December 31st 1990:

            Demurrage/Despatch: US$ 14,200/US$ 7,100 per day or pro-rata.

      -     For shipments from January 01st 1991 up to December 31st 1992:

            Demurrage rate shall be the Time Charter hire as per clause 21 c.2 above plus US$ 1,000.00

            Despatch rate shall be half of demurrage rate.

      -     For shipments from January 01st 1993 onwards:

            To be agreed between the parties at the same time as the freight rates.

26. TAXES/DUES/CHARGES

      At Loading Port

      All Brazilian taxes present or future levied on Cargo and freight, including Port Utilization Tax to be for Charterers/Shipper account; vessel paying normal port expenses.

      At Discharging Port

      Any dues and/or taxes levied on Cargo and/or freight, if any, to be for Charterers' account. Customary port charges on vessel to be for Owners' account.

27. SHIFTING/OVERTIME

      At both ends shifting/overtime, if any, time and expenses to be for the account of the party ordering same but if ordered by Port Authorities time and expense to be 50% (fifty percent) for the Owners and 50% (fifty percent) for the Charterers at loading/discharging ports.

      Vessel's shifting alongside quay will not be considered as additional berth. All shore expenses for such shifting to be for Charterer's account and time to count. Officers and Crew's expenses to be for ship's account. Fuel used in such shifting to be for the Owners' account.


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

28. STEVEDORING DAMAGES AT LOADING AND DISCHARGING PORT

      Vessel's bulkheads, ladders, pipes bilges and any other projections within vessel's holds or on deck to be sheltered against stevedore damage, failing which Owners shall be responsible for any consequences hereof.

      Master to notify the Stevedores of damages in writing within 12 (twelve) hours of its occurrence and any claims for Stevedores damage to be settled directly between Owners and Stevedores. If in the event a settlement is not made within 90/120 days, Charterers agree to give complete assistance to the Owners in their efforts to settle claims. Charterers always remaining ultimately responsible for such settlements.

      Time required to complete repairs of loading/discharging damage to vessel, if any, shall count as laytime used in loading/discharging.

29. BILL OF LADING

      Bills of Lading quantity to be determined by Shipper, Owners not being responsible for weight declared.

      Bills of Lading to be marked "Freight payable as per Charter Party".

30. EXTRA INSURANCE

      Any extra insurance on Cargo due to vessel's age, class or flag to be for Owners' account.

31. ARBITRATION

      Should any dispute arise between Owners and Charterers the matter in dispute shall be referred to three persons in New York, one to be appointed by each of the parties hereto and the third by the two so chosen; their decision or that of any two of them shall be final and for the purpose of enforcing any award their decisions may be made a rule of the Court.

      The arbitrators shall be knowledgeable in shipping matters. The arbitration is to be conducted in accordance with the Rules of Society of Maritime Arbitrators, Inc. of New York, USA.


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

32. ADDITIONAL CLAUSES

      New Jason Clause, New Both-to-Blame Collision Clause and Chamber of Shipping War Risk Clauses Nos. 1 and 2 to be deemed fully incorporated in this Charter Party.

      US Paramount Clause to be incorporated in Bills of Lading only.


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